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                                                                    EXHIBIT 99.1

                                [LOGO OF ONEIDA]
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                                  NEWS RELEASE
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INVESTOR RELATIONS CONTACTS:                    PRESS CONTACTS:
Andrew G. Church, Chief Financial Officer       Erin L. Markey, Corporate Public
Oneida Ltd.  (315) 361-3000                       Relations
                                                Oneida Ltd. (315) 361-3000


FOR IMMEDIATE RELEASE
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           CLARENCE A. DAVIS ELECTED TO ONEIDA LTD. BOARD OF DIRECTORS
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ONEIDA, N.Y., August 10, 2005 -- Oneida Ltd. (OTCBB:ONEI) today announced that
Clarence A. Davis, the former Chief Operating Officer of the American Institute of Certified Public Accountants, was elected to the Company's Board of Directors on August 9, 2005.

Mr. Davis was elected by the Board to fill the remainder of the term vacated by Peter J. Marshall in June 2005. Upon expiration of that term in May 2006, Mr. Davis will be eligible for election to a full three-year term. Mr. Davis' appointment brings the Board's total membership to 8. He will also serve on the Board's Audit Committee.

In early 2005 Mr. Davis retired from the position of Chief Operating Officer of the American Institute of Certified Public Accountants, a position he had held since 2000. Mr. Davis had been the Institute's Chief Financial officer from 1998 through 2000. The American Institute of Certified Public Accountants is the national, professional organization for all Certified Public Accountants, providing its members with various resources, information, and leadership. Prior to joining the American Institute of Certified Public Accountants, Mr. Davis was the principal of Clarence A. Davis Enterprises, Inc., a financial and organizational consulting firm, from 1990 through 1998 and a Senior Partner with the public accounting firm Spicer & Oppenheim, formerly known as Oppenheimer, Appel, Dixon & Co., from 1967 through 1990. Mr. Davis Served in the United States Marine Corps from 1960 through 1964, received his B.S. in Accounting from Long Island University and in 1975 became a certified public accountant.

"With his strong background in accounting and finance, Mr. Davis' expertise and perspective will enhance our Board's operations," said Christopher H. Smith, Oneida Ltd. Chairman of the Board.

Oneida is a leading source of flatware, dinnerware, crystal, glassware and metal serveware for both the consumer and food service industries worldwide.

Forward Looking Information

With the exception of historical data, the information contained in this Press Release, as well as those other documents incorporated by reference herein, may constitute forward-looking statements, within the meaning of the Federal securities laws, including but not limited to the Private Securities Litigation Reform Act of 1995. As such, the Company cautions readers that changes in certain factors could affect the Company's future results and could cause the Company's future consolidated results to differ materially from those





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expressed or implied herein. Such factors include, but are not limited to:
changes in national or international political conditions; civil unrest, war or terrorist attacks; general economic conditions in the Company's own markets and related markets; availability or shortage of raw materials; difficulties or delays in the development, production and marketing of new products; financial stability of the Company's contract manufacturers, and their ability to produce and deliver acceptable quality product on schedule; the impact of competitive products and pricing; certain assumptions related to consumer purchasing patterns; significant increases in interest rates or the level of the Company's indebtedness; inability of the Company to maintain sufficient levels of liquidity; failure of the company of obtain needed waivers and/or amendments relative to it's finance agreements; foreign currency fluctuations; major slowdowns in the retail, travel or entertainment industries; the loss of several of the Company's key executives, major customers or suppliers; underutilization of, or negative variances at, some or all of the Company's plants and factories; the Company's failure to achieve the savings and profit goals of any planned restructuring or reorganization programs, including the failure to close the Sherrill, NY manufacturing facility on schedule and within budget; future product shortages resulting from the Company's transition to an outsourced manufacturing platform; international health epidemics such as the SARS outbreak; impact of changes in accounting standards; potential legal proceedings; changes in pension and medical benefit costs; and the amount and rate of growth of the Company's selling, general and administrative expenses.